Exhibit 5.1
                                                                     -----------

MICHAEL J. MORRISON
ATTORNEY AND COUNSELOR AT LAW
______________________________________________   1450 RIDGEVIEW DRIVE, SUITE 220
                                                        RENO, NEVADA 99519
                                                          (775) 827-6300
                                                        FAX (775) 827-6311
                                                 E-MAIL: morrisonlaw@pyramid.net
                                                  WEBSITE: www.VentureLawUSA.com


                                October 1, 2008


Dolphin Digital Media, Inc.
82 Avenue Road
Toronto, Ontario, Canada M5R 2H2


       Re:  Registration Statement on Form S-1 (the "Registration Statement")
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Ladies and Gentlemen:

We have acted as counsel to Dolphin Digital Media, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the resale to the public by certain selling shareholders of 2,143,314 shares of the Company's common stock, $0.015 par value, issuable upon the exercise of certain warrants (the :"Shares").

In connection with rendering the opinion set forth below, we have reviewed;(a) the Registration Statement and exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws; (d) certain records of the proceedings of the Board of Directors of the Company relating to the proposed issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon that review and subject to the qualifications and limitations stated herein, we are of the opinion that each of Shares of common stock to be issued pursuant to the warrants, when exercised in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable under all reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion in the Registration Statement filed with the Commission in connection with the registration of the Shares and to the reference to our firm under the headings "Legal Maters" in the Registration Statement and the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission.




Sincerely,


/s/ Michael J. Morrison, Esq.
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Michael J. Morrison, Esq.